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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 22, 2005
                                (APRIL 19, 2005)


                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)


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
           LOUISIANA                        0-23383                      72-1395273
 (State or other jurisdiction      (Commission File Number)           (I.R.S. Employer
       of incorporation)                                             Identification No.)
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                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 8.01. OTHER EVENTS

In a press release dated April 19, 2005, OMNI Energy Services Corp. (the "Company") announced that it received commitments for a $50 million senior credit term loan from an institutional investor. The loan is expected to close during the second quarter of 2005 and is subject to the negotiation, execution and delivery of loan and contractual documentation reasonably satisfactory to the lender, as well as approval from the Company's Board of Directors. Additionally, the Company announced that concurrent with the closing of the new senior secured credit facility, it will increase its existing working capital revolver to $15 million. The proceeds from the senior credit term loan and the increased availability under the revolver will be used to re-finance certain long-term debt, provide working capital and establish funding necessary to complete strategic transactions.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   None

     (b)   None

     (c)   Exhibits

     99.1  Press release dated April 19, 2005, issued by OMNI Energy Services
Corp.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     OMNI ENERGY SERVICES CORP.
Dated:  April 22, 2005

                                     By:    /s/ G. Darcy Klug
                                            -----------------------------------
                                     Name:  G. Darcy Klug
                                     Title: Executive Vice President